Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to incorporation by reference in the previously filed Registration Statement on Forms S-8 File Nos. 333-69420 and 333-69416 and Form S-3 File No. 33-71692 of Dimeco, Inc. of our report dated February 3, 2006, which report appears in the December 31, 2005, Annual Report on Form 10-K of Dimeco, Inc.

/s/ S.R. Snodgrass, A.C.

Wexford, Pennsylvania
March 21, 2006